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PRICING SUPPLEMENT NO. 24 DATED MARCH 28 TH, 2002                                  REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                       FILED PURSUANT TO RULE 424(B)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                         CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                    MEDIUM-TERM NOTES
                                       DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR
PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation
Principal Amount:                     50MM                     Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       March 28,2002            Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        March 29,2004            Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                TBD

Interest Rate Basis:                  Fed Funds Open

Maximum/Minimum                       N/A                      Initial Interest Reset Date:             Daily
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                        Quarterly. Pays
                                                                                                        the 28th each
                                                                                                        March, June
                                                                                                        September, and
                                                                                                        December.

Spread to Index:                      +30 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      28th each March, June    renewable, dual currency,
                                      September, and           amortizing, or OID, if applicable:
                                      December and
                                      maturity. Subject to
                                      the modified
                                      following business
                                      convention.

Interest Determination Date:          Daily Fed Funds Open     Day Count:                               ACT/360
                                      As shown on Telerate
                                      page 5 .

                                                               CUSIP:                                   22541FCQ7

First Interest Payment Date:          June 28th 2002
Settlement:                           DTC #355

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                                               CREDIT SUISSE FIRST BOSTON
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